Exhibit 99.1

VBI Vaccines Reports First Quarter 2023 Financial Results

●	PreHevbrio (Hepatitis B Vaccine [Recombinant]) global net revenue increased 90% quarter-over-quarter from Q4 2022 to Q1 2023 as access to PreHevbrio continues to broaden – now available at several U.S. retail pharmacy chains including Costco, RiteAid, and Walmart
●	Therapeutic Hepatitis B: Initial Phase 2 study data announced, which suggest that the combination of VBI-2601 and an HBV siRNA has the potential to be a meaningful part of a functional cure regimen – additional Phase 2 data expected in the second half of 2023
●	Previously announced cost-reduction measures in place with an expected reduction in operating expenses of 30-35% in the second half of 2023 compared with the second half of 2022

CAMBRIDGE, Mass. (May 15, 2023) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today provided a business update and announced financial results for the quarter ended March 31, 2023.

Jeff Baxter, VBI’s President and CEO, commented: “As highlighted earlier this year, we continue to focus on three core priorities: (1) making a difference in the fight against hepatitis B including prevention and treatment, (2) advancing key development programs that target significant unmet needs with meaningful near-term milestones, and (3) managing our operational expenses and capital to fuel sustainable growth and value for key stakeholders – patients, healthcare providers, and shareholders. We continue to make good progress across all three endeavors, and I am especially excited to note the increase in use of PreHevbrio in the U.S. With an ever-expanding access and distribution network in place, and our focus on commercial execution, we hope and expect to see this momentum continue throughout 2023 and beyond. Complementing our work in prevention, the encouraging clinical data announced earlier this year from our partnership with Brii Biosciences underscores the belief that a functional cure with broader efficacy for more hepatitis B patients is within reach, and that our immunotherapeutic candidate, VBI-2601, has the potential to be a meaningful part of that combination regimen.”

Recent Key Program Achievements and Projected Upcoming Milestones

Hepatitis B (HBV)

PreHevbrio [Hepatitis B Vaccine (Recombinant)]

●	Net product sales increased 90% from Q4 2022, with $0.5 million earned in Q1 2023

○	Product sales are net of the provision for discounts, chargebacks, rebates, and fees – in the aggregate, these discounts reduced sales by $0.3 million in Q1 2023, from $0.8 million gross sales to $0.5 million net sales.

●	PreHevbrio is now available for purchase at six retail pharmacy chains in the U.S., including Costco, RiteAid, Walmart, and three of the top 10 regional retail pharmacy networks, as well as through the U.S. Department of Veterans Affairs (VA), Federal Bureau of Prisons, and at certain military treatment facilities
●	Work is underway to continue to expand the number of U.S. integrated delivery networks (IDNs) and hospital systems that offer PreHevbrio
●	Access continues to broaden for PreHevbrio in the U.S., with a 170% increase in the total number of customer orders in Q1 2023 compared to Q4 2022
●	U.S. coverage rates remain strong for the PreHevbrio-specific Current Procedural Terminology (CPT) code across Medicare, commercial, and state Medicaid plans
●	Q1 2023: Initial stocking order supplied to VBI’s marketing and distribution partner, Valneva, for the U.K. market at the end of Q1 2023 – brand name in U.K. and Europe is PreHevbri [Hepatitis B Vaccine (Recombinant, Adsorbed)]

●	Q2 2023: PreHevbri is expected to be available in certain European countries beginning in the second quarter of 2023
●	By Year-End 2023: Availability expected in Canada under brand name PreHevbrio [3-Antigen Hepatitis B Vaccine (Recombinant)]

VBI-2601 (BRII-179): HBV Immunotherapeutic Candidate

●	Q1 2023: Initial Phase 2 combination study data, announced in February 2023, suggest VBI-2601 has potential to be a valuable immunomodulatory component of a functional cure regimen
●	H2 2023: Interim topline clinical data expected from part one of the two-part Phase 2a/2b combination study evaluating VBI-2601 (BRII-179) as an add-on to existing pegylated interferon (PEG-IFN-α) and nucleos(t)ide reverse transcriptase inhibitor (Nrtl) therapy in non-cirrhotic chronic HBV patients
●	Around Year-End 2023: Additional data from Phase 2 combination study expected

Glioblastoma (GBM)

VBI-1901: Cancer Vaccine Immunotherapeutic Candidate

●	Mid-year 2023: Expected initiation of next phase of development in recurrent GBM setting
●	Q3 2023: Expected initiation of VBI-1901 study arm, as part of the Individualized Screening Trial of Innovative Glioblastoma Therapy (INSIGhT), a Phase 2 adaptive platform trial, in combination with Agenus’ anti-PD-1, balstilimab, in the primary GBM setting

COVID-19 & Coronaviruses

VBI-2901: Multivalent Coronavirus Vaccine Candidate

●	Mid-year 2023: Interim data expected from Phase 1 study of VBI-2901, VBI’s multivalent eVLP vaccine candidate that expresses the SARS-CoV-2 (COVID-19), SARS-CoV-1 (SARS), and MERS-CoV (MERS) spike proteins

Additional Corporate Updates

Leadership Appointments

●	April 2023: Nell Beattie appointed as Chief Financial Officer and Head of Corporate Development, and member of VBI’s Board of Directors
●	April 2023: Vaughn Himes, Ph.D., Chief Technical Officer at Seagen Inc., appointed to VBI’s Board of Directors – Link Here

Recent Peer-Reviewed Publications

●	May 2023: Talbird, Anderson, et al., “Cost-effectiveness of a 3-Antigen Versus Single-Antigen Vaccine for the Prevention of Hepatitis B in Adults in the United States” published in Vaccine – Link Here
●	May 2023: Diaz-Mitoma, Vesikari, et al., “The Persistence of Seroprotective Levels of Antibodies After Vaccination With PreHevbrio, a 3-Antigen Hepatitis B Vaccine” published in Vaccine – Link Here

Organizational Changes and Cost Savings

●	April 4, 2023: Announcement of plans to reduce internal workforce and operational expenses by 30-35% - a reduction which began in April and is expected to largely complete by the end of June 2023. As a result of this and other reductions in spend, operating expenses from normal business are expected to be 30-35% lower in the second half of 2023 compared to the second half of 2022.

First Quarter 2023 Financial Results

●	Cash Position: VBI ended the first quarter of 2023 with $40.4 million in cash as compared with $62.6 million in cash as of December 31, 2022.
●	Revenues, net: Revenues, net for the first quarter of 2023 was $0.5 million as compared to $0.1 million for the same time period in 2022. The revenue increase of 285% was a result of an increase in product sales of PreHevbrio in the U.S., in addition to initial product sales of PreHevbri to our partner, Valneva, in the U.K., offset by lower sales in the Israeli market.
●	Cost of Revenues: Cost of revenues was $3.6 million in the first quarter of 2023 as compared to $2.8 million in the first quarter of 2022. The increase in the cost of revenues was due to increased product sales, direct labor costs, and inventory related costs for our 3-antigen HBV vaccine.
●	Research and Development (R&D): R&D expenses for the first quarter of 2023 were $3.2 million as compared to $2.4 million for the first quarter of 2022. R&D expenses were offset by $2.4 million in the first quarter of 2023 and $2.8 million in the first quarter of 2022 due to government grants and funding arrangements. The increase in R&D expenses was mainly related to the continued development of our vaccine candidates, specifically VBI-2901, as the Phase 1 study began in Q3 2022 and completed subject enrollment during Q1 2023.
●	Sales, General and Administrative (SG&A): SG&A expenses for the first quarter of 2023 were $13.3 million as compared to $10.9 million for the same period in 2022. The increase in SG&A, partially offset by government grants and funding arrangements, was a result of the increase in commercial activities related to PreHevbrio, most notably the deployment of our commercial field teams which occurred in the middle of Q1 2022, and the continued development of our distribution infrastructure. Additional increased costs include increased insurance costs, professional costs, and labor costs.
●	Net Cash Used in Operating Activities: Net cash used in operating activities for the three months ended March 31, 2023 was $21.7 million compared to $19.9 million for the same period in 2022. The increase in cash outflows was largely a result of an increase in net loss, offset by the change in operating working capital, most notably in other current assets and accounts payable. As announced on April 4, 2023, VBI is implementing cost saving measures that are expected to reduce operating expenses from normal business in the second half of 2023 by 30-35% compared to the second half of 2022.
●	Net Loss and Net Loss Per Share: Net loss and net loss per share for the first quarter of 2023 were $27.8 million and $3.22, respectively, compared to a net loss and net loss per share of $21.3 million and $2.47 for the first quarter of 2022, respectively.
●	Net Loss and Net Loss Per Share, Excluding Foreign Exchange Loss: Net loss and net loss per share, excluding foreign exchange loss, for the first quarter of 2023 were $20.9 million and $2.43, respectively, compared to a net loss and a net loss per share, excluding foreign exchange loss, of $16.9 million and $1.96 for the first quarter of 2022, respectively. Foreign exchange loss for the first quarter 2023 was $6.8 million as compared to a loss of $4.4 million for the first quarter of 2022. Certain intercompany loans between VBI Vaccines Inc. and our subsidiaries are denominated in a currency other than the functional currency of each entity. The primary driver of the increase in foreign exchange loss was the impact of the relative strengthening of the U.S. and Canadian Dollars against the New Israeli Shekel upon translation of these intercompany loans.

Use of Non-GAAP Financial Measures

Net Loss Excluding Foreign Exchange Loss and Net Loss per Share Excluding Foreign Exchange Loss are non-GAAP financial measures. VBI’s management believes that the presentation of Net Loss Excluding Foreign Exchange Loss and Net Loss per Share Excluding Foreign Exchange Loss is useful to investors because management does not consider foreign exchange loss, which is primarily driven by changes in exchange rates related to certain intercompany loans, when evaluating VBI’s operating performance. Non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. The presentation of these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures are included below.

The following represents a reconciliation of Net Loss to Net Loss Excluding Foreign Exchange Loss and Net Loss per Share Excluding Foreign Exchange Loss.

	Three Months Ended March 31
	2023	2022
	(Unaudited) (In 000’s except share and per share amounts)
Net Loss	$(27,751)	$(21,254)
Foreign exchange (loss) gain	(6,813)	(4,394)
Net loss excluding foreign exchange loss	$(20,938)	$(16,860)

Weighted-average number of shares	8,608,539	8,608,532
Net loss per share excluding foreign exchange loss	$(2.43)	$(1.96)

About PreHevbrio [Hepatitis B Vaccine (Recombinant)]

PreHevbrio is the only 3-antigen hepatitis B vaccine, comprised of the three surface antigens of the hepatitis B virus – S, pre-S1, and pre-S2. It is approved for use in the U.S., European Union/European Economic Area, United Kingdom, Canada, and Israel. The brand names for this vaccine are: PreHevbrio™ (US/Canada), PreHevbri® (EU/EEA/UK), and Sci-B-Vac® (Israel).

Please visit www.PreHevbrio.com for U.S. Important Safety Information for PreHevbrio [Hepatitis B Vaccine (Recombinant)], or please see U.S. Full Prescribing Information.

U.S. Indication

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such forward-looking statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 13, 2023, and filed with the Canadian security authorities at sedar.com on March 13, 2023, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Vaccines Inc. and Subsidiaries

Selected Condensed Consolidated Balance Sheet

(In Thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Cash	$40,392	$62,629
Accounts receivable, net	281	94
Inventory, net	6,768	6,599
Prepaid expenses and other current assets	4,395	8,368
Total current assets	51,836	77,690
Property and equipment, net	11,690	12,253
Intangible assets, net	58,500	58,345
Goodwill	2,132	2,127
Other non-current assets	4,303	4,671
Total Assets	$128,461	$155,086

Liabilities and stockholders’ equity
Accounts payable	$9,837	$12,973
Other current liabilities	19,736	23,969
Total current liabilities	29,573	36,942
Total non-current liabilities	53,866	53,981
Total liabilities	83,439	90,923
Total stockholders’ equity	45,022	64,163
Total liabilities and stockholders’ equity	$128,461	$155,086

VBI Vaccines Inc. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Loss

(In Thousands Except Share and Per Share Amounts)

	Three Months Ended March 31
	2023	2022
	(Unaudited)
Revenues, net	$485	$126
Operating expenses
Cost of revenue	3,559	2,754
Research and development	3,151	2,362
Sales, general, and administrative	13,284	10,930
Total operating expenses	19,994	16,046
Loss from operations	(19,509)	(15,920)
Interest income (expense), net	(1,429)	(940)
Foreign exchange gain (loss)	(6,813)	(4,394)
Loss before income taxes	(27,751)	(21,254)
Income tax benefit	-	-
Net Loss	$(27,751)	$(21,254)
Basic and diluted net loss per share	$(3.22)	$(2.47)
Weighted-average number of shares used to compute basic and diluted net loss per share	8,608,539	8,608,532
Other comprehensive income (loss) - currency translation adjustments	6,599	5,103
Comprehensive Loss	$(21,152)	$(16,151)

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com